UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 24, 2003

                                  APTIMUS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
               --------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       0-28968                                        91-1809146
------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


                             95 SOUTH JACKSON STREET
                                    SUITE 300
                            SEATTLE, WASHINGTON 98104
               --------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code (206) 441-9100


                                 Not Applicable
               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition

                  APTIMUS ANNOUNCES HIGHEST QUARTERLY REVENUES
                                   SINCE 2000

          o    Revenues of $938,000
          o    Net loss of $437,000
          o    Aptimus Raises $305,000 of Capital and Opens Line of Credit
          o    Nearing Profitability

SAN FRANCISCO, July 24, 2003-- Aptimus, Inc. (OTCBB: APTM), a leading online direct response network, today announced it achieved revenues of $938,000 for the second quarter of 2003, an increase of 20% from total revenues of $782,000 for the same quarter in 2002. The total revenue for the quarter excludes an additional $40,000 of leads actually generated in June, but for which delivery was delayed until early July due to the needs of a key client. These collected leads will be recognized as revenue in the 3rd quarter.

The company also achieved its best net loss performance since 1997, narrowing its net loss to $437,000 for the quarter ($0.10 per share, calculated on an average of 4.2 million shares). This represents a 71% improvement over a net loss of $1.5 million for the same period in 2002 ($0.37 per share, calculated on an average of 4.0 million shares).

The company's second quarter EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was a loss of $373,000, a 67% improvement over an EBITDA loss of $1.1 million for the second quarter of 2002. The company believes the measure of EBITDA is useful in that it provides an indication of the company's ability to generate cash flow from operations. A reconciliation of Net loss to EBITDA is provided below.

Net accounts receivable was $526,000 at the end of the quarter and DSOs, or days sales outstanding, continued to remain near 50 days indicating the strength and health of the company's client base.

Fees earned by the company's distribution partners during the quarter were $189,000, or 20% of revenues, compared to $315,000, or 40% of revenues, in the comparable period of 2002. This improvement reflects the company's continued successful efforts to improve margins.

In early July, 2003, the company successfully completed a convertible debt round of financing in which it raised a total of $305,000 pursuant to the terms of a Convertible Promissory Note. The note will pay interest of 6% per annum like a bond, but can be converted to shares of common stock at the option of the holder at a fixed price of $0.80 per share, a 57% premium to the trailing 30-day average closing price for the shares. The note has a 36-month term. Principal and accrued interest is payable quarterly, commencing one year from the closing date. In addition to the notes, the Company has issued to the investors warrants to purchase a total of 127,094 shares of common stock for $0.50 per share. The warrants have a term of five years. $50,000 of the $305,000 raised was collected in late June and is reflected in the Q2 2003 Balance Sheet.

The company has also opened a $500,000 line of credit with Comerica Bank, with a term of one year, which is renewable at the company's option, and is secured by the company's assets.

"We continued to make progress on all fronts of our business this quarter," stated Tim Choate, President and CEO of Aptimus. "In addition to growth in general and bottom line improvements, June was our best revenue month since January of 2001. We are also seeing continuing positive trends in July." Choate added, "While growing our revenues and decreasing expenses, we also expanded our financial resources and released the next version of our dynamic optimization platform during the quarter. Each of these steps alone is significant. Together, they help solidify the foundation for the company's future growth."

During the quarter, the company released a new version of its proprietary network platform. Key new features include:

     o The ability to offer Cost Per Click pricing for all online environments, taking advantage of the growing interest in CPC pricing models due to the success of Google and Overture. Aptimus now offers any results based model sought by clients for offer presentation, including email marketing, online advertising, coregistration, and paid search.

     o    A new SmartPixelTM tracking approach, which interacts differently with
          each  of  our  unique  distribution   vehicles  giving  clients  total
          marketing flexibility without separate tracking implementations.

     o Enhanced automated testing capabilities to improve the performance of each offer and maximize revenue for each placement.

The Company continued to grow its client base during the quarter, including significant growth in its relationship with Procter & Gamble for product sampling and couponing efforts. The Company also expanded its relationships for educational marketing, magazine publishing, membership programs, and other direct marketed products and services. Given the major changes coming due to the national do-not-call list, Aptimus expects clients in all of these categories, which have depended heavily on telemarketing, to shift significant budgets toward online marketing over the coming year.

"We are pleased with our strides in the second quarter, and look forward to continuing our momentum in the third quarter and beyond," said Choate, "with the goal of improving our bottom line performance even further at the same time." With this in mind, Aptimus is in the process of a major infrastructure project to move its outsourced systems to an in-house solution. Given the lower cost of equipment today, this move is expected to both increase capacity and substantially decrease costs. In addition, it will enable Aptimus to increase its email delivery capacity through its AptiMailTM dynamic email optimization system. AptiMail continues to generate twice as much revenue per email sent as traditional bulk sending, while providing consumers with better offers more targeted to their unique interests.

Conference Call

Tim Choate will be hosting a webcast to review the Company's second quarter results today beginning at 5:00 p.m. Eastern Time. The webcast will be available live on the Internet from the Investor section of the Company's website at www.aptimus.com and will be available until August 8, 2003.

About Aptimus, Inc.

Aptimus (www.aptimus.com) is the leader in online lead generation and customer acquisition programs for major consumer marketers. Aptimus presents marketers' offers via a growing list of distribution partner web sites and email channels, generating high volumes of quality leads for major consumer direct marketers while increasing revenues for distribution partners. At the core of Aptimus'
network platform is a proprietary, patent-pending technology and direct marketing approach called Dynamic Revenue Optimization, which automatically determines on a real-time basis the best marketer offers for promotion on each distribution partner's Web site and in each email sent. The technology is designed to optimize results for Aptimus' marketer clients by placing the right offers in front of the right customers, while maximizing revenues for Aptimus and its distribution partners. The Company's primary offer presentation formats include cross-marketing promotions at the point of registration or other transactional activity on web sites, online advertising programs, and email marketing campaigns. Aptimus' current clients include many of the top 500 direct marketers, such as Procter & Gamble, Kraft Foods/Gevalia, Hewlett Packard, IBM, Forbes, and Weight Watchers. Aptimus has offices in Seattle and San Francisco, and is publicly traded on the OTCBB under the symbol APTM.

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, comments regarding the Company's future success and the sufficiency of remaining cash and short-term investments to fund ongoing operations, the size of the Company's market opportunity, the timing and ability of the Company to achieve profitability, if at all, and the viability of its network approach to direct marketing. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the Company's operating results, the ability to compete successfully, the ability of the Company to maintain current client and distribution partner relationships and attract new ones, and the ability to integrate acquired companies. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the "Risk Factors" described in the Company's Annual Report on Form 10-K, dated March 31, 2003, and in other periodic reports and filings on file with the SEC, which Risk Factors are incorporated herein as though fully set forth. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.


CONTACT: John Wade, Chief Financial Officer of Aptimus, Inc., +1-415-896-2123, ext. 245, or john.wade@aptimus.com.

                                  APTIMUS, INC.
                             Statement of Operation
                      (in thousands, except per share data)
                                   (unaudited)

                                                       Three months ended June 30    Six months ended June 30
                                                              2002           2003          2002          2003
Net Revenues                                                  $782           $938        $1,555        $1,849
Operating expenses
Sales and marketing                                            596            323         1,139           671
Connectivity and network costs                                 417            348           739           627
Partner fees                                                   315            189           570           409
Research and development                                       149            136           299           269
General and administrative                                     439            329           907           678
Depreciation and amortization                                  363             64           726           189
Equity-based compensation                                        3              -             7             1
Loss (gain) on disposal of long-term assets                    (8)           (14)          (31)            44
Total operating expenses                                     2,274          1,375         4,356         2,888
Operating loss                                             (1,492)          (437)       (2,801)       (1,039)
Interest expense                                                 7              1            15             4
Interest Income                                                 13              1            33             2
Net Loss                                                  $(1,486)         $(437)      $(2,783)      $(1,041)
Basic and diluted net loss per share                       $(0.37)        $(0.10)       $(0.70)       $(0.25)
Weighted average shares used in                              4,020          4,221         4,003         4,221
computing net loss per share
EBITDA:
Net loss                                                  $(1,486)         $(437)      $(2,783)      $(1,041)
Add back certain non-cash charges:
Interest, net                                                  (6)             --          (18)             2
Depreciation and Amortization                                  363             64           726           189
EBITDA net loss                                           $(1,129)         $(373)      $(2,075)        $(850)
EBITDA basic and diluted net loss per share                $(0.28)        $(0.09)       $(0.52)       $(0.20)

                                 APTIMUS, INC.
                                 BALANCE SHEET
                                 (in thousands)
                                  (unaudited)
                       December 31, 2002 December 31, 2003

ASSETS
Cash and cash equivalents                                                    $667                   $71
Accounts receivable, net                                                      530                   526
Prepaid expenses and other assets                                             159                    75
Short-term investments                                                         51                     -
Total current assets                                                        1,407                   672
Fixed assets, net of accumulated depreciation                                 440                   363
Intangible assets, net                                                         24                    40
Long-term investments                                                          40                    40
Deposits                                                                       30                    30
                                                                           $1,941                $1,135
LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                                             $297                  $464
Accrued and other liabilities                                                 344                   316
Current portion of capital lease obligations                                   68                   122
Total current liabilities                                                     709                   902
Notes payable, net of current portion                                           -                    50
Total liabilities                                                             709                   952
Shareholders' equity
Common stock, no par value                                                 60,282                60,282
Additional paid-in capital                                                  2,506                 2,506
Deferred stock compensation                                                   (2)                     -
Accumulated deficit                                                      (61,554)              (62,595)
Total shareholders' equity                                                  1,232                   193
                                                                           $1,941                $1,145


SOURCE Aptimus, Inc.

CONTACT:
John Wade
Chief Financial Officer
Aptimus, Inc.
415-896-2123, ext. 245
johnw@aptimus.com

                                   SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               APTIMUS, INC.
                                               ---------------------------------
                                               (Registrant)


Dated: August 14, 2003                         By  /s/ David H. Davis
                                               --------------------------------
                                                 David H. Davis
                                                 General Counsel and
                                                 Corporate Secretary